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                                                                   EXHIBIT 10(G)

                       BALTIMORE GAS AND ELECTRIC COMPANY
                                RETIREMENT PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    1. OBJECTIVE. The objective of this Plan is to provide Non-Employee Directors of BGE with retirement benefits in recognition of their service on the Board of Directors of BGE, and to assist BGE in attracting and retaining individuals who are highly qualified to serve on the Board of Directors of BGE.

    2. DEFINITIONS. As used herein, the following terms will have the meaning specified below:

    "Annual Retainer" means the amount payable by BGE to a Director as annual compensation for performance of services as a Director at the time of the
Non-Employee Director's Retirement. All other amounts (including without limitation board/committee meeting fees, committee chair retainers, and expense reimbursements) shall be excluded in calculating the amount of the Annual Retainer.

    "BGE" means Baltimore Gas and Electric Company, a Maryland corporation, or its successor.

    "Director" means a member of the Board of Directors of BGE.

    "Non-Employee Director" means a Director who is not, and will never be, eligible to receive employee retirement benefits from BGE or any affiliated company.

    "Plan" means the BGE Retirement Plan for Non-Employee Directors.

    "Retirement" means ceases membership on the Board of Directors of BGE.

    3. PLAN ADMINISTRATION. The Plan is administered by the Vice President -- Management Services of BGE, who has sole authority (except as specified otherwise herein) to interpret the Plan, and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective. The Plan Administrator shall have the power to delegate all or any part of his/her duties to one or more designees, and to withdraw such authority, by written designation.

    4.   ELIGIBILITY AND PARTICIPATION.   A Non-Employee Director is eligible to
participate in the Plan if he/she has served as a Director of BGE for at least five years prior to Retirement.

    5. AMOUNT AND TIMING OF PLAN BENEFIT PAYOUT. An eligible participant is entitled to an annual benefit amount equal to the Annual Retainer. The Annual Retainer is payable in cash each year for life; however, no payments shall be made after a participant's death.

    Payment of the Annual Retainer to a participant who on his/her Retirement date is at least age 60 shall be made within the first sixty days of the applicable calendar year, beginning with the calendar year after his/her Retirement. Payment of the Annual Retainer to all other participants shall be made within the first sixty days of the applicable calendar year, beginning with the calendar year after the later to occur of his/her (1) 65th birthday, or (2) Retirement. The Plan Administrator may, in his/her sole discretion, vary the manner and timing of payments to participant.

    6. COPIES OF PLAN AVAILABLE. Copies of the Plan and any and all amendments thereto shall be made available to all participants during normal business hours at the office of the Plan Administrator.

    7. AMENDMENT; TERMINATION. This Plan may be amended from time to time or suspended or terminated at any time, at the written direction of the Board of Directors. However, amendments required to keep the Plan in compliance with applicable laws and regulations (including tax rules) may be made by the Plan Administrator, on advice of counsel. No amendment to or termination of this Plan shall prejudice the rights of any participant entitled to receive payment hereunder at the time of such action.

    8. MISCELLANEOUS. With respect to Plan benefits, a participant has the status of a general unsecured creditor of BGE, and the Plan constitutes a mere promise by BGE to make benefit payments in the future. It is the intention of BGE and each participant that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

    A participant's Plan benefits shall not be subject to alienation or assignment by any participant nor shall any of them be subject to attachment or garnishment or other legal process except to the extent specially mandated and directed by applicable state or federal statute.

    Participation in this Plan shall not constitute a contract of employment between BGE and any person and shall not be deemed to be consideration for, or a condition of, any person's employment by, or continual service as a Director of, BGE or any affiliated company.

    This Plan shall be governed in all respects by Maryland law.

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